UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INFANTLY AVAILABLE, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2390

(Primary Standard Industrial Classification Code Number)

33-1222494

(I.R.S. Employer Identification Number)

Danielle Joan Borrie

President

100 Adriana Louise Drive

Woodbridge,Ontario

Canada , L4H 1P7

Telephone: 702-664-6472

Fax: 702-664-6954

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle · Suite 400

Henderson, NV, USA89074-7722

Telephone:702-866-2500

 (Address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

  Accelerated filer [ ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	3,000,000	$0.025	$75,000	$8.60

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PROSPECTUS

INFANTLY AVAILABLE, INC.

3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Infantly Available, Inc.  (“Infantly Available”) and it is not presently traded on any market or securities exchange. 3,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.025 for the duration of the offering. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Infantly Available will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Infantly Available’s president and sole director will be responsible for the sale of shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

We do not expect to be able to execute our business plan unless we raise at least $37,500 (50% of the shares offered) in this offering. There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

Infantly Available, Inc. is a development stage company; we have generated no revenues from operations since our inception. This prospectus shows the actions we believe that will lead to the creation of our business and operations. However, as of the date of this prospectus our auditors stated that the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. This going concern opinion is due to the fact that we do not have enough material assets, or a source of revenue sufficient to cover our operation costs. The Company is highly dependent upon the raising of additional capital through the sale of our common stock in order to implement its business plan.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.

As of the date of this prospectus there is currently no market for the company’s shares.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement.

The date of this prospectus is December 28, 2011.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  It may not contain all the information that may be important to you.  You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus or any accompanying prospectus supplement before making an investment decision. In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “Infantly Available” and “Company” are to Infantly Available, Inc.

About Infantly Available, Inc.

Infantly Available, Inc. was incorporated in the State of Nevada as a for-profit Company on June 11, 2010 which intends to develop and distribute an organic clothing line designed for children. All our clothing will be made of only natural materials.

We have shared office services located at 2360 Corporate Circle - Suite 400, Henderson, NV, USA, 89074-7722, our telephone number is 702-664-6972 and our fax number is 702-664-6954. Our United States and registered statutory office is located at 2360 Corporate Circle - Suite 400, Henderson, NV, USA, 89074-7722, telephone number 702-664-6972. The Company does not own or rent any property. Our fiscal year end is August 31.

We received our initial funding of $7,122.03 through the sale of common stock of 5,000,000 shares for $5,000 cash and 2,122.03 shares in lieu of $2,122.03 expenses paid by our officer and director.  Danielle Borrie acquired the 7,122,030 million shares of our common stock at $0.01 per share on August 04, 2011. There is $ 4,000 of cash on hand in an escrow account. The Company currently has liabilities of $ 1,500. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $13,009, represented by SEC filing fee ($9), legal ($1,500), accounting ($5,500), transfer agent and printing costs ($1,000) and EDGAR and XBRL costs ($5,000).

As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

The Company’s sole officer and director, Mrs. Borrie, owns 100% of the outstanding shares and will own 70.4% after this offering is completed, if all the offered shares are sold.

We estimate that we’ll need $13,009 to pay for our financial obligations related to this offering for the next 12 months. We estimate that we will need at least $37,500 (including the $13,009) to be able to develop our product and start generating revenues. Our officer and director has committed to advancing funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months (up to $15,000) as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement with Mrs. Borrie. The funds expressed in the above president’s oral commitment, if necessary, will have no interest and no fixed repayment date.

The dependence on hiring the appropriate third parties to perform essential services could result in a material adverse effect on the company’s potential future operations and, consequently, on the company’s business, operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons.

We plan to start our operations by obtaining an ‘organic apparel’s market studies acquisition and analysis’ in the first and second month after we have raised enough funds to start our plan of operations. The expected cost for our market analysis and acquisition is $4,000.

After we get enough information about the market we intend to begin our ‘legal and regulation studies of organic apparel matters’ during the third month. The expected cost is $5,000.

During the forth to tenth month, we plan to focus on the ‘selection of suppliers and partnership’ with suppliers, designers and tailors. Our expected cost is $4,000.

We expect to devote our efforts, from the tenth to the twelfth month, to start the ‘production of our initial batch’ expected to cost

$19,000. Around the same timeframe, we expect to have our final ‘Website development’, expected to cost $20,000.

The final stage of our plan of operations consists in our ‘advertisement’ campaign. This stage expects to cost $8,000 and it is planned to begin on the eleventh month and be finalized by the twelfth month. Marketing is anticipated to be an ongoing matter that will continue during the life of our operations.

Infantly believes that the ideal amount to successfully implement our Business Plan is $75,000 (100% of the offered shares), but it would still be possible to implement our Business Plan with $37,500 (50% of the offered shares – see the ‘Use of Proceeds’ table below). We expect to pay for all of the above costs with the money raised from the sale of the shares offered herein.

If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

We intend to generate revenues though the sale of our product. The partnerships with organic apparel suppliers, third party designers and tailors will be one of the most important part of our marketing strategies.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any retailers for its services. Failure to raise funds will require the Company to cease operations. The Company’s President, Mrs. Borrie, has indicated that she may lend the Company funds in the form of a non-secured loan to meet its short to medium term financial obligations (up to 12 months), but there is no contract in place or written agreement between the Company and Mrs. Borrie and there can be no assurances that she will assist the Company in meeting its short term financial obligations.

Infantly Available is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Offering

As of August 31, 2011, Infantly Available has 7,122,030 shares of common stock issued and outstanding and is registering additional 3,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.025 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Infantly Available will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	3,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.025.
Number of shares outstandingbefore the offering of common shares.	7,122,030 common shares are currently issued and outstanding.
Number of shares outstandingafter the offering of common shares.	10,122,030 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.025.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

9
Use of proceeds

Infantly Available will receive all proceeds from the sale of the common stock. If all 3,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $75,000. The Company intends to use the proceeds from this offering (i) apparel’s market studies and legal/regulation studies; estimated at $9,000 (ii) selection of suppliers and production of initial batch, estimated at $23,000, (iii) to initiate the Company's marketing campaign, estimated at $28,000, (iv) and administrative expenses estimated to cost $1,991. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $13,009 are being paid for by Infantly Available.

Termination of the offering

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

Infantly Available may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Infantly Available has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of August 31, 2011
Total Assets	$ 4,000
Total Liabilities	$ 1,500
Stockholder’s Equity	$ 2,500
Statements of Operations	June 11, 2010 (inception) through August 31, 2011
Revenue	$0.00
Net Loss	($4,622)
Net Loss Per Share	($0.00)

As shown in the financial statements accompanying this prospectus, Infantly Available has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. Infantly Available should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR BUSINESS

Since we are a new Company and lack of operating history, we face a high risk of business failure which result in the loss of your investment.

Infantly Available is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on June 11, 2010 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including Infantly Available no experience in selling clothing through the website and the little or no recognition of our name in the market.

Infantly Available has very limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Infantly Available has very limited financial resources and is completely dependent on this offer to raise funds to develop its business plan. We have $4,000 cash in the corporate escrow account and a net stockholder’s equity of $ 2,500 at August 31, 2011. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ending, August 31, 2011. It states that the lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Our success is dependent on our sole officer and director to properly manage the Company and her loss or unavailability could cause the business to fail.

We are heavily dependent on the personal efforts and abilities of our sole Officer and Director.  She has been and continues to expect to be able to commit to the continuing development of Infantly Available’s business plan. The loss or unavailability of her services would have a materially adverse effect on our business prospects and potential earning capacity.  We do not currently carry any insurance to compensate for any such loss.

RISKS RELATED TO OUR FINANCIAL CONDITION

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not obtain adequate financing, our business will fail, resulting in the complete loss of your investment.

If we are not successful in earning revenues once we have started our sales, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the company will obtain access to capital markets in the future or that with financing, it will adequately satisfy the cash requirements of implementing our business strategies. The inability of the company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the Board upon the effectiveness of the registration statement of which this prospectus forms a part; however, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

We do not anticipate paying dividends in the foreseeable future.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan to retain earnings, if any, for the operation, growth, and expansion of our business.

In the event that the Company’s shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the Company’s shares.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a penny stock to be any equity security that has a market price of less than $5.00 per share - subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a penny stock. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the penny stock rules may restrict the ability of the broker/dealers to sell our securities, and may negatively affect the ability of shareholders of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Since our company’s sole officer and director currently owns 100% of the outstanding common stock, investors may find that her decisions are contrary to their interests.

The company’s sole officer and director, Mrs. Borrie, owns 100% of the outstanding shares and will own 70.4% after this offering is completed. As a result, she may have control of the company and be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the company - including purchasers of the offered shares - have that the company’s sole officer and director will not abuse her discretion in executing the company’s business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions, and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experiences and business abilities of the company’s management.

RISKS RELATED TO INVESTING IN OUR COMPANY

We lack an operating history and there is no assurance our future operations will result in profitable revenues, which could result in suspension or end of our operations.

We were incorporated on June 11, 2010 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

We have no experience operating as a public company.  Our inability to successfully operate as a public company could cause you to lose your entire investment.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

RISKS RELATED TO THE COMPANY’S MARKET AND STRATEGY

Company’s ability to implement the business strategy.

The implementation of the company’s marketing strategy will depend on a number of factors. These include our ability in establishing a significant customer base, maintaining favourable relationships with customers and partners, obtaining adequate financing on favourable terms in order to fund our business, and maintaining appropriate procedures and policies. We will also need ability to possibly hire, train, and retain skilled employees to operate within an environment of increasing competition. The inability of the company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

We may be unable to gain any significant market acceptance for our products or establish a significant market presence.

The company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions, and results of our operations.

If we are unable to continually develop our products, our business will fail.

If we are unable to continually develop our products in order to keep up with the possible changes within our industry, we will not be able to be competitive and our business will fail. There can be no assurance that we will be successful in these possible changes and maintain a competitive position in the market.

GENERAL COMPETITION

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

US trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

Because of third party dependence, the development of our products may be delayed or may never happen.

It is fundamental that we find capable and affordable designers to develop our system. The timeframe that we expect to have our clothing line ready and the cost to do so are only estimates made by the company. The actual cost and time frame to successfully develop our organic clothing line may differ from our estimates. If we cannot develop our clothing line, our business will fail and shareholders will lose all their investment.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25% ($18,750), 50% ($37,500), 75% ($56,250) and 100% ($75,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	If 25% ofShares Sold	If 50% ofShares Sold	If 75% ofShares Sold	If 100% ofShares Sold
GROSS PROCEEDS FROM THIS OFFERING	$18,750	$37,500	$56,250	$75,000
	========	========	========	========

OFFERING EXPENSES
Legal	$1,500	$1,500	$1,500	$1,500
Accounting	$5,500	$5,500	$5,500	$5,500
EDGARizing and XBRL costs	$5,000	$5,000	$5,000	$5,000
Transfer Agent and printing	$1,000	$1,000	$1,000	$1,000
SEC Registration Fee	$9	$9	$9	$9
TOTAL	$13,009	$13,009	$13,009	$13,009

NET PROCEEDS FROM THIS OFFERING	$5,741	$24,491	$43,241	$61,991

MARKET ANALYSIS
Organic Apparel’s Market Studies Acquisition and Analysis	$300	$1,200	$3,000	$4,000
Legal and Regulation Studies of Organic Apparel Matters	$500	$1,800	$4,000	$5,000
TOTAL	$800	$3,000	$7,000	$9,000

PRODUCT PORTFOLIO DEVELOPMENT
Selections of suppliers and partnerships	$150	$1,500	$2,500	$4,000
Production of initial batch	$1,900	$8,000	$13,000	$19,000
TOTAL	$2,050	$9,500	$15,500	$23,000

MARKETING
Website Development	$2,500	$9,500	$16,000	$20,000
Advertisement	$300	$1,500	$3,500	$8,000
TOTAL	$2,800	$11,000	$19,500	$28,000

ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	$91	$991	$1,241	$1,991
TOTAL	$91	$991	$1,241	$1,991

TOTALS	$18,750	$37,500	$56,250	$75,000

All the expenses shown above are estimates only. The actual costs may differ from the above estimated values.

The estimated accounting cost of $5,500.00 represents our estimated year-end Audit expenses ($4,000 for the year-end audit and $1,500.00 for our bookkeepers).

The estimated EDGARizing and XBRL costs include the expected amount to be paid for our filings in a year period.

The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $116.10 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00011460 ($75,000 x .00011460 = $8.60).

The above figures represent only estimated costs.

All the expenses shown above are estimates only. The actual costs may differ from the above estimated values.

The net proceeds amount expected if all 100% of the shares are sold is $75,000 (gross proceeds amount less the expenses related to Legal & Accounting, Transfer Agent & Printing and SEC filing fee. The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mrs. Borrie.

The estimated offering expenses of $13,009 over the next twelve months include our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering. If the real costs are higher than the expected, our president has indicated that she is willing to advance funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months (up to $15,000).

As shown on the table above, our first priority is to keep our reporting status with the SEC current (offering expenses). Our officer and director has committed to advancing funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement with Mrs. Borrie. The funds expressed in the above president’s oral commitment, if necessary, will have no interest and no fixed repayment date.

Our net proceeds will be invested in the following order of importance and the objective of each step:

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Define and study the market segmentation and requirements: deeply defining and studying the specific market for organic apparel for children is fundamental for our business success.

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Legal and regulation studies: analyze legal requirements to comply with any governmental regulations of children organic apparel industry.

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Define the partners: analyze and select suppliers, designers and tailors according to our portfolio. We plan to establish the partnership policy to align our business objectives and insure a dependable and long lasting business relationship with our possible partners and suppliers.

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Production of initial batch: this production will be made by a partner and will generate our first revenue. Around the same time we intend to search and contract a third-party consultant to fully develop the Company’s website.

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Advertisement development: analyze the best channels to communicate and promote our products.

- Office supplies, stationery, Telephone, Internet – as we will need to be in contact with partners and suppliers telephone calls and internet connection for emailing and research will be necessary.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Infantly Available and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on June 11, 2010. The Company’s sole officer and director paid $0.001 per share, a difference of $0.024 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$0.0004
Potential gain to existing shareholders	$$75,000
Net tangible book value per share after offering	$0.0064
Increase to present stockholders in net tangible book value per share after offering	$0.0060
Capital contributions	$$75,000
Number of shares outstanding before the offering	7,122,030
Number of shares after offering held by existing stockholders	7,122,030
Percentage of ownership after offering	70.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Dilution per share	$0.019
Capital contributions	$$75,000
Percentage of capital contributions	91.3%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	29.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Dilution per share	$0.020
Capital contributions	$56,250
Percentage of capital contributions	88.8%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	24.0%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Dilution per share	$0.022
Capital contributions	$37,500
Percentage of capital contributions	84%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	17.4%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Dilution per share	$0.024
Capital contributions	$18,750
Percentage of capital contributions	72.5%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	9.5%

PLAN OF DISTRIBUTION

Infantly Available is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Infantly Available. All of these shares will be issued to business associates, friends, and family of the management of the Company.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

7,122,030 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for possible sale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Infantly Available will receive all proceeds from the sale of the shares. The price per share is fixed at $0.025. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.025 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 3,000,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Infantly Available may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Infantly Available will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Infantly Available will pay for all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

The offering materials include, besides this registration statement itself, the following exhibits:

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3(i) Articles of Incorporation

•

3(ii) By-laws

•

5 Opinion re legality

•

23 Consent of Auditor

DESCRIPTION OF SECURITIES TO BE REGISTERED

We have 7,122,030 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Right

No holder of any shares of Infantly Available, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately 70.4% of our outstanding shares.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Anti-Takeover Provisions

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, Infantly Available will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Kyle L. Tingle, CPA, LLC, 3145 E. Warm Springs Road, Suite 200, Las Vegas, Nevada, 89120, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Befumo & Schaeffer, PLLC, 1629 K Street, NW, Suite 300, Washington, DC, 20006, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On June 11, 2010, Mrs. Danielle Borrie, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year-end of August 31. The objective of this corporation is to enter into the children’s clothing industry.

Infantly Available, Inc. intends to develop and distribute an organic clothing line designed for children primarily in west side of

United States of America. All our clothing will be made of only natural materials.

Our business office is located at 2360 Corporate Circle - Suite 400, Henderson, NV, USA, 89074-7722; our telephone number is (702) 664-6972 and our fax number is (702) 664-6954. Our United States and registered statutory office is located at 2360 Corporate Circle - Suite 400, Henderson, NV, USA, 89074-7722, telephone number (702)866-2500.

The Company has not yet implemented its business model and to date has generated no revenues.

Infantly Available has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Health is an important matter, especially when it is related to children. If you add green awareness to this, organic apparel will certainly be one of the ways to be environmentally and socially responsible. At the same time, we can protect the little ones from hazardous substances, commonly found in regular wear.

We plan to be our clients’ premier source for designer clothes for infants and toddlers. At Infantly Available, we intend to provide the right outfit at the right price. We intend to offer the latest fashions from some of the world's top designers. Whether our clients will be looking for clothes for playtime or a formal occasion, they can be sure to find exactly what they are looking for at Infantly Available. Our unique to-be-developed inventory and low overhead can allow us to offer a one of a kind shopping experience. We intend to offer a money back guarantee on everything we sell. If our clients are not completely satisfied, they may be able to simply return their purchase within 7 days for a complete refund.

Our business model shall be based on e-Commerce, using the internet as a means to lower overhead costs. We believe that this is going to be a way to compete against big retail chains.

We expect to be fully functional and generate revenue after we can implement our Plan of Operations, which should take about 12 months. We will only be able to start our Plan of Operations if we generate enough funds to do so (at least 50% of the expected funds from the sale of our common stock; through the offering on this prospectus).

According to our Plan of Operations, the ‘Organic Apparel's Market Studies Acquisition and Analysis’, would take place on month 1 and 2, and would cost $4,000. Our ‘Legal and regulation studies of Organic Apparel matters’, would take place on the month 3 and is expected to cost $5,000. For the ‘Selections of suppliers and partnership’ our expected cost is $4,000 and it would take place on month 4 to 10. The

‘Production of initial batch’ is expected to happen from the month 10 to 12 and cost $19,000. Our ‘Website Development’, from month 10 to 12, is expected to cost $20,000. For ‘Advertisement’, our expected cost is $8,000, from month 11 to 12.

Market Analysis

We strongly believe that organic apparel has a great potential for a profitable business now and for the near future. Green awareness and social responsibility is a trend which Infantly Available, Inc. intends to build its business.

We intend to focus on kids up to 14 year of age, as this segment appears to be promising toward the green appeal. The Company believes that parents are teaching the importance of protecting the environment to their children by example and the younger generation appears to be absorbing the message as parents encourage their kids to take action in protecting the environment.

The Company believes that some consumers are willing to pay a little more for green products over non-sustainable alternatives and consumers in general could switch to another brand if it helps them conserve resources without having to pay more. Some customers share the impression that organic products are more expensive than their standard equivalents. Therefore, this also corroborates with our business model, in which e-commerce can bring cost savings to our operations, resulting in a better price to our customer if it is compared to big retailers.

Although we believe we are entering into a promising market, more research is needed in order to better define the market strategy for Infantly Available, Inc. (market segmentation, product line definition, price strategy, promotion and media, among other matters).

Business

Our organic product portfolio should focus on children up to 14 years of age. We intend to offer elegant dressy clothes, as well as the most rugged play clothes, specially chosen for your special baby or child to grow and flourish in, all at deeply discounted prices. We plan to develop a collection of organic clothing with non-allergenic, non-carcinogenic, low-impact dyes. Our clients may enjoy peace of mind as their child enjoys the comfy and cozy feel of chemical-free clothing. We intend to use 100% organic cotton grown in the USA.

Babies and Infants

We intend to make dressing babies fun with our adorable line of baby clothes! All of our baby and infant clothes can be machine washable. No toxic dyes or perfumes will be used on any of our baby products.

Toddlers

Our line of toddler wear is intended to be fun and bright, just like the toddlers. Durability will be a primary focus of our toddler clothes. Our entire toddler clothing line will also be machine washable.

Growing Boys

We expect to have a wide selection of clothes for growing boys from 4 to14 years of age. We intend to develop clothes for sporting, special occasions, or everyday wear. We want to carry a large range of sizes and designs to ensure a perfect match for every boy's personal style.

Growing Girls

We intend to develop clothes with a superb blend of color, style, and current fashion trends. Whether in need of formal dresses, colourful skirts or stylish blouses, we plan to have something for every girl.

Together with our partners and suppliers, we intend to develop unique apparels, respecting the gender and specific needs of each group age.

Conventionally grown cotton uses hazardous insecticides and pesticides, some of which can cause cancer. Children are at greater risk for pesticide related health problems than adults.

When it comes to organic cultivation, the principle is to use less impacting techniques, no artificial fertilization and no pesticides. Instead, natural predators and intercropping can be used to control pests; special machinery and fire control can handle weeds. Also, organic farming practices are designed to encourage soil and water conservation and to reduce pollution. The result of this in organic cotton is the achievement of a longer-stable fiber which yields stronger yarn and more durable fabrics.  Pesticide-free long-stable cotton also feels softer and more breathable and luxurious against the skin.

Infantly believes that every child deserves the best. That is the reason why our proposed business model is based on only-organic apparel for children, reflecting the right choices for those who care for their children’s health, their future, and the planet.

Our unique line of apparel and accessories shall be developed by third party designers and tailors. According to our Company’s core values, not only environmental sustainability counts, but also social responsibility. Therefore, every participant in our production process, from cotton grower to sewing factory, must be carefully selected.  We believe this will allow us to deliver a one of a kind apparel to our customers using the finest eco-friendly materials that provides safety for children with a clear-conscience.

We believe that with a deeper market analysis, via acquisition of more detailed market studies, it may be possible to determine the right apparel characteristics for our target customers, such as colors, models, and themes, helping us to offer the best organic apparel.

Our Company’s goal is to offer today's hottest styles at reasonable prices. We intend to be an Internet-based clothing retailer that understands the value of offering our customers the best for less.

Being based as an online store means that our overhead costs shall be low. In turn, we may be able to pass the savings along to our clients. We may be able to spend more time finding the best fashions from the world's top designers, offering unbeatable customer service and spending less time worrying about overhead costs. Because we are smaller than major retail chains, we can have the freedom to select only the best cutting edge and current fashions. Our policy is to not carry anything that is out of date or of lower quality.

Our unique line of apparel and accessories shall come from designers worldwide. We will insist that our designers and tailors use only the finest eco-friendly materials that provide safety for children keeping a clear-conscience. Our small staff shall ensure that our potential customers will be treated with the utmost respect and care any time they contact our customer service. To us, every customer counts!

Competitive Advantages

Conventionally grown cotton uses hazardous insecticides and pesticides, some of which can cause cancer. Children are at greater risk for pesticide related health problems than adults.

Besides the fact that there are well established organic apparel internet stores with a solid operation in this market, there is  an advantage in knowing the customers, suppliers, peculiarities, and behaviors of this market. We believe that the market is now more mature and presents consistent growth tendencies, giving room for new companies to offer their products. Moreover, Infantly Available, Inc. intends to be a niche player, which may enables us to specialize in children’s apparel, and focus our attention and resources to offer the best for less.

“Green” suppliers tend to be structured as small or familiar companies. A core part of our business shall be the deals with organic apparel suppliers. We intend to make strong partnerships so they can be aligned with our business targets and our customers’ organic apparel needs.

In order to select the best suppliers to be partners with our business, we intend to select those who already have an organic certification.

Our business model shall be based on e-Commerce, using the internet as a means to lower overhead cost. We believe that is going to be a way to compete against big retail chains. Initially we will focus our business on the west side of United States of America and expand to the whole America afterwards.

Everything we intend to sell shall be covered by a 100% money back satisfaction guarantee. If for any reason our client is unsatisfied with a purchase, it will be possible to just return the purchase within 7 days for a full refund. We intend to even pay for shipping! Our website shall be SSL secured (Short for Secure Sockets Layer, a protocol developed by Netscape for transmitting private documents via the Internet. SSL uses a cryptographic system that uses two keys to encrypt data − a public key known to everyone and a private or secret key known only to the recipient of the message. Both Netscape Navigator and Internet Explorer support SSL and many Web sites use the protocol to obtain confidential user information, such as credit card numbers. By convention, URLs that require an SSL connection start with https: instead of http), guaranteeing a safe, convenient way to shop. All credit card information will be kept safe and secure. We will NEVER share personal information with any third party vendors.

Our goal is to offer a safe, hassle-free shopping experience every time!

As of the date of this prospectus, we have only created a website template that is not yet SSL secured.

Marketing

Our intention is to take advantage of the internet. By using search devices, such as, Google.com, we can advertise our products. Tools such as Twitter.com and YouTube.com may also be part of our marketing strategy, to raise awareness of our website and our distinct organic apparel.

In addition, we also plan to use specialized media, focus on green conscious buyers with specialized websites and non-profit membership organizations. We hope to hit mainstream directories with giveaways and deals on green products and services, including sweepstakes, contests, coupons, rebates, sales, free shipping and bulk discounts, as well as specialized magazines.

We believe our Company may be able to consolidate exclusive partnerships which could result in a one of a kind product with reduced costs.

Our intention is to select only the best of current fashions and business partnerships with tailors and suppliers.

These statements reflect our company’s beliefs and there is no contract or negotiations in place with any supplier, designer or tailors, as of the date of this prospectus.

We have not yet contacted or secured any kind of agreement and/or contract with any retailer or supplier.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection of our future intellectual property and products in the United States.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the children’s clothing industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our products, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Infantly Available has no permanent staff other than its sole officer and director, Mrs. Danielle Borrie, who is the President and Chairman of the Company. Mrs. Borrie is employed elsewhere and has the flexibility to work on Infantly Available up to 15 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We are not yet subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will comply with the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; including the Report of Independent Registered Public Accounting Firm.

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Financial Statements

August 31, 2011

August 31, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Infantly Available, Inc.

Carson City, Nevada

We have audited the accompanying balance sheets of Infantly Available, Inc. (A Development Stage Company) as of August 31, 2011 and 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the period June 11, 2010 (inception) through August 31, 2011.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infantly Available, Inc. (A Development Stage Company) as of August 31, 2011 and 2010 and the results of its operations and cash flows for the period June 11, 2010 (inception) through August 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

November 23, 2011

Las Vegas, Nevada

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

 Financial Statements

August 31, 2011

August 31, 2010

CONTENTS

Page(s)
Report of Independent Registered Accounting Firm	1

Balance Sheets as of August 31, 2011 and 2010	2

Statements of Operations for the year ended August 31, 2011, June 11, 2010 (Inception) to August 31, 2010 and June 11, 2010 (Inception) to August 31, 2011	3

Statement of Changes in Stockholder’s Equity (Deficit) from June 11, 2010 (Inception) to August 31, 2011	4

Statements of Cash Flows for the year ended August 31, 2011, June 11, 2010 (Inception) to August 31, 2010 and June 11, 2010 (Inception) to August 31, 2011	5

Notes to the Financial Statements	6 – 10

INFANTLY AVAILABLE, INC.
(A Development Stage Company)
Balance Sheets

	August 31,
	2011	2010
ASSETS

Current assets
Cash	$4,000	$-
Total current assets	4,000	-

Total assets	$4,000	$-

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities
Accounts payable	$1,500	$-
Related party payable	-	1,469
Total current liabilities	1,500	1,469

Stockholder’s equity (deficit)

Common stock, $0.001 par value; 200,000,000 shares authorized; 7,122,030 and 0 issued and outstanding at August 31, 2011 and August 31, 2010, respectively	7,122	-
Deficit accumulated during the development stage	(4,622)	(1,469)
Total stockholder’s equity (deficit)	2,500	(1,469)

Total liabilities and stockholder’s equity (deficit)	$4,000	$-

The accompanying notes are in integral part of these financial statements.

2

INFANTLY AVAILABLE, INC.
(A Development Stage Company)
Statements of Operations

	Year ended August 31, 2011	June 11, 2010 (Inception) to August 31, 2010	Period of June 11, 2010 (Inception) to August 31, 2011

Revenue	$-	$-	$-

Expenses
General and administrative	1,653	1,469	3,122
Professional fees	1,500	-	1,500
Total expenses	3,153	1,469	4,622

Net loss	$(3,153)	$(1,469)	$(4,622)

Basic and diluted loss per common share	$(0.01)	$(0.00)

Weighted average shares outstanding	546,348	0

The accompanying notes are in integral part of these financial statements.

3

INFANTLY AVAILABLE, INC.
(A Development Stage Company)
Statement of Changes in Stockholder’s Equity (deficit)
For the Period of June 11, 2010 (Inception) to August 31, 2011

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, June 11, 2010 (Inception)	-	$-	$-	$-	$-
				-
Net loss, period of June 11, 2010 (Inception) to August 31, 2010	-	-	-	(1,469)	(1,469)
Balance, August 31, 2010	-	$-	$-	$(1,469)	$(1,469)

Common stock issued for related party payable and cash	7,122,030	7,122	-	-	7,122
Net loss, year ended August 31, 2011	-	-	-	(3,153)	(3,153)
Balance, August 31, 2011	7,122,030	$7,122	$-	$(4,622)	$2,500

The accompanying notes are in integral part of these financial statements.

4

INFANTLY AVAILABLE, INC.
(A Development Stage Company)
Statements of Cash Flows

	Year ended August 31, 2011	June 11, 2010 (Inception) to August 31, 2011	Period of June 11, 2010 (Inception) to August 31, 2011

Cash flows from operating activities
Net loss	$(3,153)	$(1,469)	$(4,622)
Change in operating assets and liabilities:
Increase in accounts payable	1,500	-	1,500
Net cash used in operating activities	(1,653)	(1,469)	(3,122)

Net cash used in investing activities	-	-	-

Cash flows from financing activities
Proceeds from related party payable	653	1,649	2,122
Proceeds from common stock issuances	5,000	-	5,000
Net cash provided by financing activities	5,653	1,649	7,122

Net change in cash	4,000	-	4,000
Cash at beginning of period	-	-	-
Cash at end of period	$4,000	$-	$4,000

Supplemental cash flow information
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-
Shares issued for related party payable	$2,122	$-	$2,122

The accompanying notes are in integral part of these financial statements.

F-5

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Notes to the Financial statements

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on June 11, 2010 and established a fiscal year end of August 31. It is a development-stage Company that intends to develop and distribute an organic clothing line designed for children. All our clothing will be made of natural fibers only.  The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company has not yet commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company. The Company is in the initial development stage and has incurred losses since inception totaling $4,622.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $4,622.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Notes to the Financial statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of August 31, 2011 and 2010.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under FASB ASC 740 “Income Taxes,” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Notes to the Financial statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2.  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair market value on a recurring basis at August 31, 2011 and 2010. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended August 31, 2011 and 2010.

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock option, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (A) the option to settle by issuing equity instruments lacks commercial substance or (B) the present obligation is implied because of an entity’s past practice or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded.

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Notes to the Financial statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

Issued

In May 2011, the FASB issued an accounting standard update that amends the accounting standard on fair value measurements. The accounting standard update provides for a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. The accounting standard update changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the fair value measurement disclosure requirements, particularly for Level 3 fair value measurements. The amendments in this accounting standard update are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2011, the FASB issued an accounting standard update which requires the presentation of components of other comprehensive income with the components of net income in either (1) a continuous statement of comprehensive income that contains two sections, net income and other comprehensive income, or (2) two separate but consecutive statements. This accounting standard update eliminates the option to present components of other comprehensive income as part of the statement of shareholders' equity, and is effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

In September 2011, the FASB issued an accounting standard update that amends the accounting guidance on goodwill impairment testing. The amendments in this accounting standard update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The amendments in this accounting standard update are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Notes to the Financial statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, result of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – CAPITAL STOCK

Common Stock

The authorized common stock of the Company consists of 200,000,000 shares with par value of $0.001.  The Company has not authorized any preferred stock.

As of August 4, 2011, the Company has issued 7,122,030 common shares to the sole director of the Company for $5,000 cash and $2,122 in expenses paid on behalf of the Company.

Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 546,348 and 0 as of August 31, 2011 and 2010.  As of August 31, 2011, 2010 and since inception, the Company had no dilutive potential common shares.

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Notes to the Financial statements

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry-forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry-forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the periods ended August 31, 2011 or 2010, applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company’s deferred tax assets as of August 31, 2011 and 2010 are as follows:

	August 31,
	2011	2010
Net operating loss carry forward	$1,618	$514
Valuation allowance	(1,618)	(514)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

	August 31,
	2011	2010
Net operating loss carry forward	$1,104	$514
Valuation allowance	(1,104)	(514)
Net deferred tax asset	$-	$-

The Company did not pay any income taxes during the periods ended August 31, 2011 or 2010.

INFANTLY AVAILABLE, INC.

(A Development Stage Company)

Notes to the Financial statements

NOTE 4 – INCOME TAXES (continued)

The net federal operating loss carry forward will expire in 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We expect to be fully functional and generate revenue after we can implement our Plan of Operations, which should take about 12 months, as described below. We will only be able to start our Plan of Operations if we generate enough funds to do so. We believe that we can start our Plan of Operations if we raise at least 50% of the expected funds from the sale of our common stock; through the offering on this prospectus.

After we have raised enough funds to start this plan of operations, we plan to accomplish the following steps:

Organic Apparel's Market Studies Acquisition and Analysis (month 1 and 2) – We plan to have a deeper market analysis to assess the right requirements for our organic apparel for children. Our objective is to define the market segmentation and requirements, including a portfolio on our organic apparel suited for children’s lifestyles and habits. We intend to contract a specialized company to do the research. Infantly’s president will be responsible for hiring such a company and she shall also be responsible for the interpretation and decision making after we have the research done. As of the date of this prospectus, we have not yet identified or contacted any possible research company. The expected cost for our market analysis and acquisition is $4,000.

Legal and regulation studies of Organic Apparel matters (month 3) – After we have the Market Studies done, we plan to analyze legal and regulation requirements to comply with children’s apparel business. We shall verify certifications and government permissions to perform our business and how to get the certifications from green organizations which will identify us as an organic apparel company that is environmentally and socially responsible. The president will be responsible for this step and if necessary, to hire a third party lawyer for consultation. The expected cost is $5,000.

Selections of suppliers and partnership (month 4 to 10) – With this step, we plan to finalize our product portfolio development: from the findings of the market studies and Legal and regulation studies of Organic Apparel, we intend to define a final portfolio suitable for our customers: colors, models, themes, fabric, among other characteristics. Considering the requirements found in our prior studies, we plan to select the appropriate suppliers, establish the partnership policy to align our business objectives and insure a dependable and long lasting business relationship with our possible partners and suppliers, including designers and tailors. The company’s president will be responsible for the tasks described above. Our expected cost is $4,000.

As of the date of this prospectus, we have contacted some suppliers via email.

NearSea Naturals stated that they do not offer custom made fabrics, but they can see if any of their vendors may carry a required specific fabric and assist us.  They offer samples of all of their in stock fabrics, and each individual fabric on their website. Their delivery time depends on two things.  First, is if the fabric is currently in stock.  Secondly, depending on the delivery method and company (FedEx or

USPS), processing will affect the arrival time. They accept credit cards (Visa and Mastercard only), checks, money order or Paypal as forms of payment.  Credit card and Paypal payments can be made at the end of your order and checks or money orders can be mailed to them for the amount of the order. Once they receive the funds, they will process our order.

Harts Fabric does not offer custom fabrics. They have limited stock on their website. They accept credit card or PayPal and the best way to get a shipping estimate is to use the shipping cost calculator at checkout. They ship within one business day and it can take between 3-5 days to get anywhere in the US.

Organic Cotton Plus runs custom fabrics at minimums of about 1,500-yards.  They are able to analyze samples and come up with pricing.  The delivery time will be based on the quantity needed and the construction of the fabric we’re looking for.  They can take credit cards or set us up on payment terms.

The initial goal with contacting suppliers was to analyze the availability of materials and there is no negotiation or contract in place with those or any other possible suppliers as of the date of this prospectus. We intend to resume the search for suppliers between months 4 to 10, after we have raised enough funds to start our business plan, according to our plan of operations. At that point, we believe that we would have a better understanding of the market and our client’s needs.

Production of initial batch (month 10 to 12) – After we have successfully accomplished the steps above; we intend to start the production of our initial batch. This production will be made by a third party company/partner and has yet to be identified and hired.

Website Development (month 10 to 12) – Concurrently to the production of our initial batch, we intend to fully develop our website (www.infantlyavailable.com). Our president will be responsible in identifying and hiring a competent website developer that can ensure that our website will be SSL secured. As of the date of this prospectus, no website developer has been identified, contacted or hired and we have only created a website template that is not yet SSL secured. Our website development is expected to cost $19,000.

Advertisement (month 11 to 12) – According to our market study results and portfolio developed from our prior steps described above, we intend to define the best channels to communicate and promote our products; select websites, magazines and advertising with specific “green” media groups, so we can reach our target audience and plan how to effectively use our budget for this action. Our expected budget is $8,000.

The Company will incur additional expenses by becoming a reporting issuer; the Company’s net proceeds would first be allocated to keep the company current in its Security and Exchange commission obligations. The Company may have to amend its use of proceeds if it does not raise at least 75% of the funds anticipated in this offering.  The company feels that a minimum of $13,000 would be required over a 12-month period to meet its reporting obligations. The company’s president has stated that she would lend the company money ($10,000 over the next 12 months) to maintain its reporting status if required but there is no written contract between the company and the president and there can be no assurance that the president will lend the company funds if required.

Marketing is anticipated to be an ongoing matter that will continue during the life of our operations.

Results of Operations

For the period from inception through August 31, 2011, we had no revenue. Expenses for the period totaled $3,153 resulting in a net loss of $3,153 compared to a loss of $1,469 for the period ended August 31, 2010 from start-up expenses of the Company. The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of August 31, 2011 we had $4,000 in cash, which was the result of the issuance of 7,122,030 shares of common stock to Mr. Danielle Joan Borrie, our sole officer and director, for total cash consideration of $5,000, plus $2,122 of costs associated with this prospectus.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. Raising 25% of our target would not allow the Company to complete a basic website capable of generation revenues and the Company would have to seek additional capital through debt or equity in order to create a website capable of generating revenue.  The Company believes if it can raise at least 50% or more of its financing goals under this prospectus it will be able to build a website capable of generating revenues.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mrs. Borrie has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mrs. Borrie is unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issued restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and edgarizer, there is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

The company’s president has stated that she would lend the company money ($10,000 over the next 12 months) to maintain its reporting status if required but there is no written contract between the company and the president and there can be no assurance that the president will lend the company funds if required.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Danielle Joan Borrie	21	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held her offices/positions since inception of our Company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Biographical information

Danielle Borrie is a high school graduate who had worked in the restaurant service industry.  Danielle raised her younger sister and she was always coming up with creative ideas to save money on sturdy clothing and coordinate her sister and her friends’ wardrobe.  The weather and picking out outfits was a grueling task for Danielle and that is what triggered her interest in children’s fashion.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mrs. Borrie other business interests and her involvement in Infantly Available.

EXECUTIVE COMPENSATION

Infantly Available has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (June 11, 2010) through August 31, 2011.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Danielle Joan Borrie President	2011	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-

We did not pay any salaries in 2010 and 2011. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Danielle Joan Borrie	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Infantly Available has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Infantly Available may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (June 11, 2010) through August 31, 2011.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Danielle Joan Borrie	-	-	-	-	-	-	-

At this time, Infantly Available has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Danielle Joan Borrie 100 Adriana Louise Drive Woodbridge,Ontario Canada , L4H 1P7	7,122,030	100%	70.4%	77.8%	85.2%	92.6%

	All Officers and Directors as a Group (1 person)	7,122,030	100%	70.4%	77.8%	85.2%	92.6%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Mrs. Borrie is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 4, 2011, we issued a total of 7,122,030 shares of common stock to Mrs. Danielle Borrie, our sole officer and director, for total cash consideration of $5,000 and expenses paid on behalf of the company of 2,122. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$9
Transfer Agent and Printing Fees	$1,000
EDGAR and XBRL costs	$5,000
Accounting fees	$5,500
Legal fees	$1,500
Total	$13,009

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

Infantly Available is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

August 4, 2011

We have issued 7,122,030 common shares to our sole officer and director for total consideration of $7,122, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Infantly Available, Inc., dated June 11, 2010.

Exhibit 3(ii)

Bylaws of Infantly Available, Inc. approved and adopted on June 11, 2010.

Exhibit 5

Opinion of Befumo & Schaeffer, PLLC, 1629 K Street, NW, Suite 300, Washington, DC, 20006, dated December 28th, regarding the legality of the securities being registered.

Exhibit 23

Consent of Kyle L. Tingle, CPA, LLC, 3145 E. Warm Springs Road, Suite 200, Las Vegas, Nevada, 89120, dated December 28, 2011, regarding the use in this Registration Statement of their report of the auditors and financial statements of Infantly Available, Inc. for the periods ending August 31, 2011 and 2010.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of  Ontario, Canada, on this 28th day of December, 2011.

Infantly Available, Inc.

/s/ Danielle Joan Borrie

Danielle Joan Borrie

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Danielle Joan Borrie

Danielle Joan Borrie

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

December 28, 2011